Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

Forescout Technologies Reports Fourth Quarter and Full Year 2018 Financial Results

•	Revenue grows 35% year-over-year in Q4'18 and 33% year-over-year in FY'18

•	Added over 200 new customer logos in Q4'18

•	Q4'18 GAAP operating margin improved 3400 bps year-over-year; Q4’18 was the second consecutive quarter of non-GAAP operating profitability

•	Generated positive operating cash flow of $13.5 million and free cash flow of $5.9 million in FY'18

•	Generated positive operating cash flow of $6.1 million and free cash flow of $5.2 million in Q4’18

SAN JOSE, Calif., February 7, 2019 – Forescout Technologies, Inc. (NASDAQ:FSCT), the leader in device visibility and control, today announced results for its fourth quarter and full year ended December 31, 2018.

“We had an outstanding fourth quarter, finishing out our first full year as a publicly traded company on a high note with strong revenue growth and positive cash flow for the year,” said Michael DeCesare, CEO and President of Forescout Technologies. “The quarter was marked by a record number of new customer additions, some marquee customer wins across a diverse mix of industry verticals, strong international growth, and large expansion deals with notable existing customers. The fourth quarter capped off what was a very successful year for Forescout, and we are excited to further capitalize on the growing market opportunity for device visibility and control in the years ahead.”

Forescout 2019 Investor Day
The company also announced today it will host an investor day on Monday, March 4, 2019, in San Francisco. During the event, senior management will present Forescout’s vision, strategy, and future plans for growth. For further information, please email investors@forescout.com. A live webcast of the event, along with supporting materials, will be accessible from the Investor Relations section of the company’s website, http://investors.Forescout.com.
Fourth Quarter 2018 Financial Highlights

•	Revenue: Total revenue was $84.7 million, an increase of 35% over the fourth quarter of 2017.

o	Product revenue was $47.5 million, an increase of 36% over the fourth quarter of 2017

o	Maintenance and Professional Services revenue was $37.3 million, an increase of 33% over the fourth quarter of 2017

•
Gross Profit: GAAP gross profit was $67.2 million, or 79% of total revenue, compared to $46.8 million in the fourth quarter of 2017, or 74% of total revenue. Non-GAAP gross profit was $68.4 million, or 81% of total revenue, compared to $48.2 million in the fourth quarter of 2017, or 77% of total revenue.

•
Operating Loss/Income: GAAP operating loss was $17.2 million, or 20% of total revenue, compared to a loss of $33.7 million in the fourth quarter of 2017, or 54% of total revenue. Non-GAAP operating income was $0.2 million, or 0% of total revenue, compared to a loss of $3.1 million in the fourth quarter of 2017, or 5% of total revenue.

•
Net Loss/Income: GAAP net loss attributable to common stockholders was $17.9 million, or $0.42 per share, compared to $47.4 million in the fourth quarter of 2017, or $1.73 per share. Non-GAAP net loss was $0.4 million, or $0.01 per share, based on 43.0 million weighted average diluted shares outstanding, compared to a net loss of $3.6 million in the fourth quarter of 2017, or $0.13 per share, based on 27.3 million weighted average diluted shares outstanding.

•
Cash Flow: Net cash provided by operating activities was $6.1 million, or 7% of total revenue, compared to net cash used in operating activities of $6.3 million in the fourth quarter of 2017, or 10% of total revenue. Free cash flow was positive $5.2 million, or 6% of total revenue, compared to negative $7.4 million in the fourth quarter of 2017, or 12% of total revenue.
Full Year 2018 Financial Highlights

•	Revenue: Total revenue was $297.7 million, an increase of 33% over the full year 2017.

•
Operating Loss: GAAP operating loss was $73.5 million, or 25% of total revenue, compared to $77.2 million in the full year 2017, or 34% of total revenue. Non-GAAP operating loss was $16.1 million or 5% of total revenue, compared to $34.7 million in the full year 2017, or 15% of total revenue.

•
Net Loss: GAAP net loss attributable to common stockholders was $74.8 million, or $1.83 per share, compared to $93.5 million in the full year 2017, or $8.20 per share. Non-GAAP net loss was $17.4 million, or $0.42 per share, compared to $37.4 million in the full year 2017, or $3.28.

•
Cash Flow: Net cash provided by operating activities was $13.5 million, compared to net cash used in operating activities of $2.7 million in the full year 2017. Free cash flow was positive $5.9 million, or 2% of total revenue, compared to negative $7.3 million in the full year 2017, or 3% of total revenue.

Forescout adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), effective January 1, 2018 using the full retrospective method. Prior period information has been adjusted to reflect the adoption of the new standard.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We were very pleased with the revenue growth that we achieved in the fourth quarter and full year 2018, which exceeded our expectations as a result of strong execution, successful deal conversion, and healthy market demand for our products,” said Criss Harms, Chief Financial Officer of Forescout. “We were also very pleased to achieve positive free cash flow for the year, one year ahead of our prior commitment, along with non-GAAP profitability for the second consecutive quarter. We achieved these results through consistent revenue outperformance, improving gross margins from an increasing mix of software products, while also demonstrating operating expense leverage with our maturing sales organization.”
Fourth Quarter 2018 Business Highlights
During the fourth quarter and recently, Forescout:

•
Announced the company created an integrated solution with ServiceNow to deliver an asset intelligence solution for customers, such as the State of Utah. Utah’s security strategy combines Forescout’s agentless network visibility, continuous monitoring and automated response capabilities with ServiceNow’s asset configuration, automated service mapping and regulatory compliance management. The integrated solution helps Utah enhance asset management, improve operational efficiencies and effectiveness as well as streamline compliance.

•
Selected to participate in a landmark IoT security research project with the National Institute of Standards and Technology’s (NIST) National Cybersecurity Center of Excellence (NCCoE) to help demonstrate security strategies and best practices for U.S. critical infrastructure operators and key economic sectors

•
Named on Deloitte’s Technology Fast 500™ for the third year in a row. This ranking recognizes the 500 fastest growing technology, media, telecommunications, life sciences and energy tech companies in North America.

First Quarter and Full Year 2019 Outlook
Forescout provides guidance based on current market conditions and expectations.

For the first quarter of 2019, Forescout expects:

•	Revenue of $71.9 million - $74.9 million, representing year-over-year growth of 23% at the midpoint

•	Non-GAAP operating loss of $18.7 million - $17.7 million

•	Non-GAAP net loss per share of $0.45 - $0.43 using approximately 43.7 million weighted shares outstanding

For the full year 2019, Forescout expects:

•	Revenue of $363.1 million - $373.1 million, representing year-over-year growth of 24% at the midpoint

•	Non-GAAP operating loss of $16.0 million - $12.0 million

•	Non-GAAP net loss per share of $0.45 - $0.37 using approximately 44.5 million weighted shares outstanding

Guidance for non-GAAP operating loss and non-GAAP net loss per share excludes stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets. We have not reconciled non-GAAP operating loss guidance to GAAP operating loss, nor have we reconciled non-GAAP net loss per share to GAAP net loss per share, as a result of the uncertainty and the potential variability of the excluded items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Information
Forescout will host a conference call for analysts and investors to discuss its fourth quarter 2018 financial results today at 1:30 p.m. Pacific time. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 2977228.

A live webcast will be accessible on Forescout’s investor relations website at http://investors.Forescout.com. A telephonic replay of the conference call will be available through Thursday, February 14, 2019. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 2977228.
About Forescout
Forescout Technologies, Inc. provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at www.Forescout.com.

©2019 Forescout Technologies, Inc. All rights reserved. Forescout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.Forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the first quarter of 2019 and fiscal year 2019, our markets and the demand for our products, our growth prospects and market opportunity, the benefits of our solution to customers, the development of our sales organization, and improvements in our revenue, gross margin and product mix data. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; developments and trends in the domestic and international markets for network security products; our growth in international markets; our expectations concerning the productivity of our expanding sales force as our sales representatives become more seasoned; our plans to attract new customers, retain existing customers and increase our annual revenue; fluctuations in our quarterly results of operations and other operating measures; increasing competition; new integrations to the Forescout platform; the receipt of product certifications and the importance of such certifications for government buyers and contractors; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 9, 2018, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. Additional information will also be set forth in Forescout’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
Forescout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Forescout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Forescout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Forescout’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of Forescout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. Forescout defines non-GAAP gross profit as gross profit plus stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Expense. Forescout defined non-GAAP operating expense as operating expense excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Income (Loss). Forescout defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Net Loss. Forescout defines non-GAAP net loss as net loss excluding stock-based compensation expense, acquisition-related expenses, amortization of acquired intangible assets, expense associated with the revaluation of preferred stock warrant liabilities, deemed dividend on the conversion of Series G redeemable convertible preferred stock, and tax effect of non-GAAP adjustments.

Non-GAAP Net Loss Per Share. Forescout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average diluted shares outstanding.

Free Cash Flow. Forescout defines free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Forescout defines free cash flow margin as free cash flow as a percentage of total revenue. Forescout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening our balance sheet.

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited, in thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$66,895	$63,009
Marketable securities	47,632	123,384
Accounts receivable	79,255	64,686
Inventory	1,501	3,660
Deferred commissions - current	12,543	10,957
Prepaid expenses and other current assets	13,353	9,213
Total current assets	221,179	274,909
Deferred commissions - non-current	22,831	21,795
Property and equipment, net	24,349	23,260
Restricted cash - non current	1,266	4,146
Intangible assets	19,002	—
Goodwill	92,482	—
Other assets	7,369	4,608
Total assets	$388,478	$328,718
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,118	$7,348
Accrued compensation	32,649	25,358
Accrued expenses	14,558	11,031
Deferred revenue - current	101,900	79,631
Notes payable - current	7,331	7,245
Total current liabilities	168,556	130,613
Deferred revenue - non-current	69,618	55,228
Notes payable - non-current	8,248	15,579
Other liabilities	14,335	11,807
Total liabilities	260,757	213,227

Stockholders' equity:
Common stock	43	38
Additional paid-in capital	639,237	551,986
Accumulated other comprehensive loss	(302)	(112)
Accumulated deficit	(511,257)	(436,421)
Total stockholders’ equity	127,721	115,491
Total liabilities and stockholders' equity	$388,478	$328,718

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Revenue:
Product	$47,482	$34,994	$162,667	$125,348
Maintenance and professional services	37,250	27,913	134,984	99,056
Total revenue	84,732	62,907	297,651	224,404
Cost of revenue:
Product	6,852	6,964	27,854	23,841
Maintenance and professional services	10,634	9,109	40,028	34,771
Total cost of revenue	17,486	16,073	67,882	58,612
Total gross profit	67,246	46,834	229,769	165,792
Operating expenses:
Research and development	17,161	14,801	61,713	47,435
Sales and marketing	50,464	41,769	183,880	144,398
General and administrative	16,849	23,941	57,721	51,206
Total operating expenses	84,474	80,511	303,314	243,039
Loss from operations	(17,228)	(33,677)	(73,545)	(77,247)
Interest expense	(237)	(270)	(913)	(1,223)
Other income, net	527	382	2,567	316
Revaluation of warrant liabilities	—	(385)	—	(727)
Loss before income taxes	(16,938)	(33,950)	(71,891)	(78,881)
Income tax provision	1,010	618	2,945	1,839
Net loss	$(17,948)	$(34,568)	$(74,836)	$(80,720)
Deemed dividend on the conversion of Series G redeemable convertible preferred stock	—	12,810	—	12,810
Net loss attributable to common stockholders	$(17,948)	$(47,378)	$(74,836)	$(93,530)
Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(1.73)	$(1.83)	$(8.20)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	43,016	27,349	40,980	11,405

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(74,836)	$(80,720)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	53,497	42,596
Depreciation and amortization	8,003	6,068
Revaluation of warrant liabilities	—	727
Other	461	(127)
Changes in operating assets and liabilities, net of business acquisition
Accounts receivable	(10,899)	(19,992)
Inventory	2,168	(2,719)
Deferred commissions	(2,621)	(7,469)
Prepaid expenses and other current assets	(3,084)	(141)
Other assets	(3,543)	60
Accounts payable	4,632	1,734
Accrued compensation	7,057	8,072
Accrued expenses	2,667	(599)
Deferred revenue	30,366	49,569
Other liabilities	(379)	206
Net cash provided by (used in) operating activities	13,489	(2,735)
Cash flows from investing activities
Purchases of property and equipment	(7,628)	(4,517)
Purchases of marketable securities	(54,530)	(123,032)
Proceeds from maturities of marketable securities	130,633	—
Business acquisition, net of cash acquired	(105,425)	—
Net cash used in investing activities	(36,950)	(127,549)
Cash flows from financing activities
Repayments of notes payable	(7,500)	(7,500)
Payment of accrued success fees	—	(350)
Proceeds from sales of shares through employee equity incentive plans	31,790	1,626
Payment related to shares withheld for taxes on vesting of restricted stock units	(11,443)	—
Payments of deferred offering costs	(1,542)	(4,245)
Proceeds from public offering, net of underwriting discounts and commissions	13,818	124,233
Net cash provided by financing activities	25,123	113,764
Effect of exchange rate changes on cash and cash equivalents	(7)	—
Net change in cash, cash equivalents, and restricted cash for period	1,655	(16,520)
Cash, cash equivalents, and restricted cash at beginning of period	67,357	83,877
Cash, cash equivalents, and restricted cash at end of period	$69,012	$67,357

FORESCOUT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

GAAP gross profit	$67,246	$46,834	$229,769	$165,792
Add:
Stock-based compensation expense	883	1,404	3,268	2,394
Acquisition-related expenses	16	—	16	—
Amortization of acquired intangible assets	280	—	280	—
Non-GAAP gross profit	$68,425	$48,238	$233,333	$168,186

GAAP operating expense:	$84,474	$80,511	$303,314	$243,039
Less:
Stock-based compensation expense	13,070	29,132	50,229	40,202
Acquisition-related expenses	3,000	—	3,481	—
Amortization of acquired intangible assets	183	—	183	—
Non-GAAP operating expense	$68,221	$51,379	$249,421	$202,837

GAAP operating loss	$(17,228)	$(33,677)	$(73,545)	$(77,247)
Add:
Stock-based compensation expense	13,953	30,536	53,497	42,596
Acquisition-related expenses	3,016	—	3,497	—
Amortization of acquired intangible assets	463	—	463	—
Non-GAAP operating income (loss)	$204	$(3,141)	$(16,088)	$(34,651)

GAAP net loss attributable to common stockholders	$(17,948)	$(47,378)	$(74,836)	$(93,530)
Add:
Stock-based compensation expense	13,953	30,536	53,497	42,596
Acquisition-related expenses	3,016	—	3,497	—
Amortization of acquired intangible assets	463	—	463	—
Revaluation of warrant liabilities	—	385	—	727
Tax effect of non-GAAP adjustments	104	—	(27)	—
Deemed dividend on the conversion of Series G redeemable convertible preferred stock	—	12,810	—	12,810
Non-GAAP net loss attributable to common stockholders	$(412)	$(3,647)	$(17,406)	$(37,397)
Non-GAAP net loss per share attributable to common stockholders, diluted	$(0.01)	$(0.13)	$(0.42)	$(3.28)
Weighted-average shares used in per share calculation for GAAP and non-GAAP, diluted	43,016	27,349	40,980	11,405

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net cash provided by (used in) operating activities	$6,097	$(6,298)	$13,489	$(2,735)
Less:
Net purchases of property and equipment	(862)	(1,131)	(7,628)	(4,517)
Free cash flow (non-GAAP)	$5,235	$(7,429)	$5,861	$(7,252)
Net cash used in investing activities	$(72,704)	$(124,163)	$(36,950)	$(127,549)
Net cash provided by financing activities	$4,551	$121,136	$25,123	$113,764
Free cash flow margin (non-GAAP)	6%	(12)%	2%	(3)%